EXHIBIT 4.5

                                  AMENDMENTS TO
                   COSTCO WHOLESALE CORPORATION 1993 COMBINED
                        STOCK GRANT AND STOCK OPTION PLAN


Applicability and Purposes of Amendments

     These amendments to Costco Wholesale Corporation 1993 Combined Stock Grant and Stock Option Plan (the "Plan") are being adopted in connection with the Company's adoption of a new 2002 Stock Incentive Plan (the "2002 Plan"). These amendments will not apply to change any of the terms of outstanding incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986) which will continue to governed by the provisions of the Plan in effect prior to the effectiveness of these amendments. With respect to all other options outstanding under the Plan (and shares issued upon the exercise of such options), the terms of the Plan governing such options (and such shares) are hereby amended as follows.

Amendment and Restatement of Plan With Respect to Non-Qualified Stock Options

     Except to the extent described above with respect to outstanding incentive stock options, effective upon the effective date of the 2002 Plan, the Plan is hereby amended and restated in its entirety to read as follows:

1. Definitions and Rules of Interpretation

     1.1 Definitions. The Plan uses the following defined terms:

     (a) "2002 Plan" means the 2002 Stock Incentive Plan of Costco Wholesale Corporation.

     (b) "Administrator" means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

     (c) "Affiliate" means a "parent" or "subsidiary" (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an "Affiliate" for purposes of this Plan.

     (d) "Applicable Law" means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Options or Option Shares.

     (e) "Board" means the board of directors of the Company.

     (f) "Change of Control" means any transaction or event that the Board specifies as a Change of Control under Section 6.4.

     (g) "Committee" means a committee composed of Company Directors appointed in accordance with the Company's Articles of Incorporation and Bylaws and
Section 3.

     (h) "Company" means Costco Wholesale Corporation, a Washington corporation.

     (i) "Company Director" means a member of the Board.

     (j) "Consultant" means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

     (k) "Director" means a member of the board of directors of the Company or an Affiliate.

     (l) "Divestiture" means any transaction or event that the Board specifies as a Divestiture under Section 6.5.

     (m) "Employee" means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company's or an Affiliate's classification of an individual as an "Employee" (or as not an "Employee") for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Optionee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Optionee's Options under Section 6. Neither service as a Director nor receipt of a director's fee shall be sufficient to make a Director an "Employee."

     (n) "Exchange Act" means the Securities Exchange Act of 1934.

     (o) "Executive" means an individual who is subject to Section 16 of the Exchange Act or who is a "covered employee" under Section 162(m) of the Code, in either case because of the individual's relationship with the Company or an Affiliate.

     (p) "Expiration Date" means, with respect to an Option, the date stated in the Option Agreement as the expiration date of the Option or, if no such date is stated in the Option Agreement, then the last day of the maximum exercise period for the Option, disregarding the effect of an Optionee's Termination or any other event that would shorten that period.

     (q) "Fair  Market  Value"  means the  value of Shares as  determined  under
Section 12.2.

     (r) "Fundamental  Transaction"  means any transaction or event described in
Section 6.3.

     (s) "Grant Date" means the date the Administrator has approved the grant of an Option or the date otherwise specified by the Administrator.

     (t) "Officer" means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

     (u) "Option" means a right to purchase Shares of the Company granted under this Plan.

     (v) "Option Agreement" means the document evidencing the grant of an Option.

     (w) "Option Price" means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

     (x) "Option Shares" means Shares covered by an outstanding Option or purchased under an Option.

     (y) "Optionee" means: (i) a person to whom an Option has been granted, including a holder of a Substitute Option and (ii) a person to whom an Option has been transferred in accordance with all applicable requirements of Sections
4.4 and 11.

     (z) "Plan" means the Costco Wholesale Corporation 1993 Combined Stock Grant and Stock Option Plan.

     (aa) "Qualified Domestic Relations Order" means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

     (bb) "Rule 16b-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

     (cc) "Securities Act" means the Securities Act of 1933.

     (dd) "Share" means a share of the common stock $.005 par value per share, of the Company or other securities substituted for the common stock under
Section 6.

     (ee) "Substitute Option" means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

     (ff) "Termination" means that the Optionee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant; provided that unless otherwise determined by the Administrator, a Termination will not be deemed to occur in the case of a Consultant by virtue of Consultant's ceasing to provide services to the Company if Consultant has completed the project for which the Consultant was engaged. However, if so determined by the
Administrator, "Termination" shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the "Termination" of that Affiliate's Employees, Directors, and Consultants.

     1.2 Rules of Interpretation. Any reference to a "Section," without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

2. Shares Subject to this Plan.

     2.1 No Additional Shares. Following the effective date of the 2002 Plan, no additional options or stock grants may be awarded under this Plan. All Shares that would otherwise have been available for stock grants or Option awards under the Plan as of such date or which subsequently would have otherwise become available for future stock grants or Option awards due to the cancellation of outstanding options will instead be available for issuance under the 2002 Plan.

     2.2 Continuation of Plan Terms. The terms of the Plan (as amended) shall continue to govern outstanding Options granted under the Plan (other than incentive stock options) and Shares issued upon their exercise.

3. Administration

     3.1 General

     (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the "Administrator," the action may be taken or determination made by the Board, the Committee, or other Administrator. However, all actions and determinations by any Administrator are subject to the provisions of this Plan.

     (b) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are "Non-Employee Directors" as defined in Rule 16b-3 and who are "outside directors" as defined in Section 162(m) of the Code.

     3.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority:

     (a) to determine the Fair Market Value of Shares;

     (b) to determine the types of payment that may be used to purchase Option Shares;

     (c) to determine the types of payment that may be used to satisfy withholding tax obligations;

     (d) to modify or amend any Option, including, without limitation, to extend the period during which an Option may be exercised, but the Administrator shall not have the authority to reduce the Option Price of any outstanding Option without obtaining the approval of the Company's shareholders;

     (e) to authorize any person to sign any document related to this Plan on behalf of the Company;

     (f) to determine the form of any document related to this Plan, and whether that document, including signatures, may be in electronic form;

     (g) to interpret this Plan and any Option Agreement or document related to this Plan;

     (h)  to  correct  any  defect,   remedy  any  omission,  or  reconcile  any
inconsistency in this Plan, any Option Agreement or any other document related to this Plan;

     (i) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

     (j) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Optionees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Optionees;

     (k) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

     (l) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

     (m) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

     3.3 Scope of Discretion. Subject to the last sentence of this Section 3.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Moreover, but again subject to the last sentence of this Section 3.3, in making those decisions the Board, Committee or other Administrator need not treat all Optionees, all Options or all Option Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Optionees by Option Agreements and other agreements.

4. Terms and Conditions of Options

     4.1 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

     4.2 Vesting. Options shall be exercisable in accordance with the schedule set forth in the Option Agreement evidencing such Option; provided that no Option shall be exercisable until one year from the Grant Date.

     4.3 Form of Payment.

     (a) The Administrator shall determine the acceptable form and method of payment for exercising an Option.

     (b)  Acceptable  forms of payment for all Option Shares are cash,  check or
wire  transfer,   denominated  in  U.S.  dollars  except  as  specified  by  the
Administrator for non-U.S. Employees or non-U.S. sub-plans.

     (c) In addition, the Administrator may permit payment to be made by any of the following methods:

          (i) other Shares, or the designation of other Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

          (ii) provided that a public market exists for the Shares, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") under which the Optionee irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Option Shares (a "Cashless Exercise");

          (iii) any combination of the methods of payment permitted by any paragraph of this Section 4.3.

     (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

     4.4 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Optionee except
(a) by will or by the laws of descent and distribution, (b) to a grantor trust or partnership established for estate planning purposes to the extent permitted under Applicable Laws, or (c) in accordance with a Qualified Domestic Relations Order.

     4.5 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 6) Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

5. Exercise of Option; Termination

     5.1 In General. Options shall be exercisable in accordance with this Plan, the Option Agreement under which it is granted, and as prescribed by the Administrator.

     5.2 Time of Exercise. Options shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Option may not be exercised for a fraction of a Share.

     5.3 Issuance of Option Shares. The Company shall issue Option Shares in the name of the person properly exercising an Option. If the Optionee is that person and so requests, the Option Shares shall be issued in the name of the Optionee and the Optionee's spouse. The Company shall endeavor to issue Option Shares promptly after an Option is exercised. However, until Option Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or its transfer agent, no right to vote or receive dividends or other distributions, and no other rights as a shareholder, shall exist with respect to the Option Shares, even though the Optionee has completed all the steps necessary to exercise the Option. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Option Shares are issued.

     5.4 Termination

     (a) In General. Except as provided by the Administrator, including in an Option Agreement, after an Optionee's Termination except as otherwise provided in Sections 5.4(b), (c), (d) and (e), the Optionee's Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested on the date of that Termination plus (B) (in the event the Option only vests in annual increments and such termination occurs after the first anniversary of the Grant Date) the Pro Rata Number of Shares for which the Option would have become vested on the next anniversary of the Grant Date following Termination. As used in this Section 5.4, the "Pro Rata Number of Shares" shall be equal to (a) the additional number of Shares that would have become vested on the next anniversary of the Grant Date following Termination, multiplied by (b) a fraction the numerator of which shall be the number of days from the anniversary of the Grant Date preceding Termination and the denominator of which shall be 365, rounded to the nearest whole Share. Except as otherwise provided by the Administrator or in the Option Agreement, such Options shall only be exercisable during the period ending 30 days after the Termination, but in no event after the Expiration Date. To the extent the Optionee does not exercise an Option within the time specified for exercise, the Option shall automatically terminate.

     (b) Leaves of Absence. Unless otherwise provided in the Option Agreement, no Option may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Except as otherwise determined by the Administrator, Options shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

     (c) Death or Disability. In the event of the death of an Optionee who at the date of death either (i) was an officer of the Company with the title of Assistant Vice President or above or (ii) had been employed by the Company for ten or more continuous years, all Options that were granted to that Optionee but are unvested as of the date of the Optionee's death shall become vested, effective as of the date of death. In the event of the death of an Optionee who at the date of death is an Employee but qualifies under neither clause (i) or
(ii) of the previous sentence, 50% of the Options that were granted to that Optionee but unvested on the date of the Optionee's death shall become vested, effective as of the date of death. Unless otherwise provided by the Administrator, if an Optionee's Termination is due to death or disability (as determined by the Administrator with respect to Nonstatutory Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options of that Optionee may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination of an Employee due to death, such Options shall be exercisable to purchase the number of shares for which the Options were vested as of the Termination Date in accordance with the first two sentences of this Section 9.4(c). In the case of Termination due to disability, such Options shall be exercisable to purchase (A) the number of Shares for which such Options have vested as of the Termination Date, plus (B) the Pro Rata Number of Shares (as defined in Section 9(a)) for which the Option would have vested on the next anniversary of the Grant Date (in the event the Option only vests in annual increments and such Termination occurs after the one year anniversary of the Grant Date). In the case of Termination due to death, an Option may be exercised as provided in Section 15. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Optionee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Option on behalf of the Optionee. Death or disability occurring after an Optionee's Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Option is not so exercised within the time specified for its exercise, the Option shall automatically terminate.

     (d) Divestiture. If an Optionee's Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 6.3 or 6.4.

     (e) Termination for Cause. If an Optionee's Termination is due to Cause (as defined below), all of the Optionee's Options shall automatically terminate and cease to be exercisable at the time of Termination. "Cause" means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance, in each case as determined by the Administrator.

     (f) Consulting or Employment Relationship. Nothing in this Plan or in any Option Agreement, and no Option, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Optionee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company's or any Affiliate's charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

6. Certain Transactions and Events

     6.1 In General. Except as provided in this Section 6, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 6.

     6.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall make whatever adjustments it concludes are appropriate to the Option Price and number and class of securities issuable under each outstanding Option. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

     6.3 Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a "Fundamental Transaction"), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following contingent on the closing or completion of the Fundamental Transaction: (a) arrange for the substitution of options or other compensatory awards of equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Options, (b) accelerate the vesting and termination of outstanding Options so that Options can be exercised in full before or otherwise in connection with the closing or completion of the transaction or event but then terminate or (c) cancel Options in exchange for cash payments to Optionees. The Board need not adopt the same rules for each Option or each Optionee.

     6.4 Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a "Change of Control". The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial shareholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Options (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Option or each Optionee.

     6.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a "Divestiture". In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 6.3 or 6.4 with respect to Options or Option Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Option or each Optionee.

     6.6 Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion, cause Options to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Options shall terminate just before the dissolution is completed. The Board need not adopt the same rules for each Option or each Optionee.

     6.7 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Optionee, taking into account any accelerated vesting, or cash payments to that Optionee in connection with any transaction or event addressed in this Section 6 would be greater if one or more of those steps were not taken with respect to that Optionee's Options or Option Shares, then and to that extent one or more of those steps shall not be taken.

7. Withholding and Tax Reporting

     7.1 Tax Withholding Alternatives

     (a) General. Whenever Option Shares are issued, the Company may require the Optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Optionee or the Company. The Company shall have no obligation to deliver Option Shares until the Optionee has satisfied those tax withholding obligations.

     (b) Method of Payment. The Optionee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Optionee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Option Shares to be withheld to pay required withholding. If the Administrator permits Option Shares to be withheld, the Fair Market Value of the Option Shares withheld shall not exceed the amount determined by the applicable minimum statutory withholding rates, and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

8. Compliance with Law

     8.1 Applicable Law. The grant of Options and the issuance and subsequent transfer of Option Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Options may not be exercised, and Option Shares may not be transferred, in violation of Applicable Law. Thus, for example, Options may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Option Shares, or (b) in the opinion of legal counsel to the Company, those Option Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company's legal counsel to be necessary or useful for the lawful issuance of any Option Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Option Shares or permitting their transfer. As a condition to the exercise of any Option or the transfer of any Option Shares, the Company may require the Optionee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

9. Amendment or Termination of this Plan or Outstanding Options

     9.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

     9.2 Shareholder Approval. The Company shall obtain the approval of the Company's shareholders for any amendment to this Plan if shareholder approval is necessary or desirable to comply with any Applicable Law or if the amendment would materially enhance the benefits available to participants under the Plan. The Board may also, but need not, require that the Company's shareholders approve any other amendments to this Plan.

     9.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Option even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Optionee unless the affected Optionee consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Option to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in
Section 6, is in the best interests of the Company or its shareholders. The Administrator may, but need not, take the tax consequences to affected Optionees into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator's ability to exercise the powers granted to it under this Plan with respect to Options granted before the termination, or Option Shares issued under such Options, even if those Option Shares are issued after the termination.

10. Reserved Rights

     10.1 Nonexclusively of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

     10.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Optionees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Options, or the issuance of Option Shares. The Company and the Administrator shall not be deemed to be a trustee of stock to be Optioned under this Plan. Any obligations of the Company to any Optionee shall be based solely upon contracts entered into under this Plan, such as Option Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

11. Beneficiaries

     An Optionee may file a written designation of one or more beneficiaries who are to receive the Optionee's rights under the Optionee's Options after the Optionee's death. An Optionee may change such a designation at any time by written notice. If an Optionee designates a beneficiary, the beneficiary may exercise the Optionee's Options after the Optionee's death. If an Optionee dies when the Optionee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Optionee's estate to exercise the Option or, if there is none, the person entitled to exercise the Option under the Optionee's will or the laws of descent and distribution. In any case, no Option may be exercised after its Expiration Date.

12. Miscellaneous

     12.1 Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Washington.

     12.2 Determination of Value. Fair Market Value shall be determined as follows:

     (a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the "Value Date") as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bids on the primary exchange or system on which Shares are traded or quoted.

     (b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

     (c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company's net worth, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company's industry, the Company's position in that industry, the Company's goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

     12.3 Electronic Communications. Any notice of exercise of an Option or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

     12.4 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Options or Option Shares shall be in writing (or, if so authorized by Section 12.3, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.


Amendments adopted by the Board on:_______________________________________

Effective date of Amendments:_____________________________________________